CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 10, 2005 accompanying the financial statements of Insured Municipals Income Trust, 196th Insured Multi-Series as of December 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant THORNTON LLP


Chicago, Illinois
April 25, 2005